Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT
Subsidiaries

PLACE OF INCORPORATION

1. China Online Housing Technology Corporation	Cayman Islands

2. CRIC (China) Information Technology Co., Ltd.	British Virgin Islands

3. E-House (China) Information Technology Service Limited	British Virgin Islands

4. Status Company Limited	British Virgin Islands

5. Richpoint Overseas Limited	British Virgin Islands

6. Portal Overseas Limited	British Virgin Islands

7. CRIC Property Consultants Co., Ltd.	British Virgin Islands

8. Hong Kong CRIC Information Company Limited	Hong Kong

9. China Real Estate Business Network Technology Limited	Hong Kong

10. Status Holding Limited	Hong Kong

11. CRIC Information Technology Limited	Hong Kong

12. Portal Holdings Limited	Hong Kong

13. China Online Housing (Hong Kong) Co., Ltd.	Hong Kong

14. CRIC (HK) Property Consultants Co., Ltd.	Hong Kong

15. China Real Estate Information (HK) Ltd.	Hong Kong

16. Shanghai CRIC Information Technology Co., Ltd.	PRC

17. Chengdu CRIC Information Technology Co., Ltd.	PRC

18. Wuhan CRIC Information Technology Co., Ltd.	PRC

19. Shenzhen Fangyou Software Technology Co., Ltd.	PRC

20. Shanghai CRIC Software Technology Co., Ltd.	PRC

21. Shanghai Ruizhe Information Technology Co., Ltd.	PRC

22. Guangzhou Real Estate Business Network Software Technology Co., Ltd.	PRC

23. Shanghai Yifang Software Co., Ltd.	PRC

24. Shanghai Shinelend Property Management Co., Ltd.	PRC

25. Shanghai SINA Leju Information Technology Co., Ltd.	PRC

26. Shanghai Dehu PR Consulting Co., Ltd.	PRC

Consolidated Affiliated Entities

1. Shanghai Tian Zhuo Advertising Co., Ltd.	PRC

2. Shanghai Landpro Advertising Design and Consulting Co., Ltd.	PRC

3. Guangzhou Integrated Residential Building Industry Facility Co., Ltd.	PRC

4. Wushi Consolidated (Beijing) Advertising Media Co., Ltd.	PRC

5. Xi’an Wushi Consolidated Advertising Media Co., Ltd.	PRC

6. Wushi Consolidated (Tianjin) Advertising Media Co., Ltd.	PRC

7. Qingdao Wushi Consolidated Advertising Media Co., Ltd.	PRC

8. Wushi Consolidated (Chengdu) Advertising Media Co., Ltd.	PRC

9. Shenyang Wushi Consolidated Advertising Media Co., Ltd.	PRC

10. Beijing Yisheng Leju Information Service Co., Ltd.	PRC